QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.52

RECORD OF PROCEEDINGS

BY-LAWS
OF
G & D. INC.

ARTICLE I
Office

        The company shall maintain a principal office in the State of Colorado as required by law. The company may also have offices in such other places either within or without the State of Colorado as the Board of Directors may from time to time designate or as the business of the company may require.

ARTICLE II
Seal

        The corporate seal of the company shall consist of the words "G & D. INC.—COLORADO" encircling the word "SEAL," an impression of which is hereto affixed.

ARTICLE III
Meetings of Stockholders

        Section 1.    Meetings of the stockholders of the company shall be held at such place either within or without the State of Colorado as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

        Section 2.    Commencing in 1977, an annual meeting of stockholders of the company shall be held in each year on the second Tuesday in September (or if that be a legal holiday, then on the next business day) between the hours of 9:00 a.m. and 4:00 p.m. for the election of directors and for the transaction of such other business as may be brought before the meeting, provided that the directors then in office shall have the right to set such meeting at any other date by majority vote; and provided, further, that upon the failure of the stockholders to hold the annual meeting as above provided, the directors then in office shall remain in office until the election of their successors; and provided, further, that failure to hold the annual meeting of the stockholders at the designated time shall not work a dissolution of the corporation. In the event the Board of Directors fails to call the annual meeting at the designated time or within 60 days thereafter, stockholders owning at least 252 of the outstanding stock entitled to vote at the meeting may, by written notice delivered by registered or certified mail, and directed to any officer of the corporation, demand that if such an annual meeting is not called within 60 days following the mailing of such demand, any stockholder shall have the right to compel the holding of such annual meeting by legal action in any court of competent jurisdiction and, additionally, if such annual meeting be not held as herein prescribed, then an election of directors may be held at any meeting of stockholders thereafter called pursuant to these By-Laws.

        Section 3.    Special meetings of the stockholders may be called on the order of the President or of a majority of the Board of Directors, or by the holders of not less than 25% of all of the shares entitled to vote at the meeting.

        Section 4.    Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder not less than ten days, nor more than fifty days, prior to the meeting, provided, however, that if the authorized shares of the corporation are proposed co be increased, at least thirty days' notice shall be given prior to such meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

        Section 5.    The holders of a majority of the issued and outstanding shares of the capital stock of the company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Articles of Incorporation, or by these By-Laws; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time.

        Section 6.    At all meetings of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the company. The Board of Directors, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

        Section 7.    The President or, in his absence, a Vice President, shall preside at all meetings of the stockholders; and, in the absence of the President and Vice President, the Board of Directors may appoint any stockholder to act as Chairman of the meeting.

        Section 8.    The Secretary of the company shall act as secretary of all meetings of the stockholders; and, in his absence, the Chairman may appoint any person to ace as secretary of the meeting.

ARTICLE IV
Board of Directors

        Section 1.    The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        Section 2.    The Board of Directors shall consist of three in number. From time to time, the number of directors may be changed by amendment of this Section of Article IV of the By-Laws, subject to the provision that the Board shall consist of not less than three. Such directors shall be elected at the annual meeting of stockholders as provided in Article III of these By-Laws and directors so elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders nor residents of the State of Colorado.

        Section 3.    Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term.

        Section 4.    The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Colorado.

        Section 5.    The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or immediately following any adjournment thereof for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

        Section 6.    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

        Section 7.    Special meetings of the Board may be called by the President on three days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

        Section 8.    At meetings of the Board of Directors, the Chairman of the Board, the President, or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

        Section 9.    The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the company for ordinary and reasonable expenses incurred in the performance of their duties.

        Section 10.    Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the stockholders or Board of Directors, or of any committee thereof, may be taken without a meeting, if all stockholders or members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the stockholders, Board or Committee.

ARTICLE V
Committees

        Section 1.    The Board of Directors may appoint from among its members an Executive Committee of not less than two or more than seven members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

        Section 2.    The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors.

        Section 3.    A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE VI
Officers

        Section 1.    The Board of Directors may elect from its own number a Chairman of the Board and shall elect a President and such Vice Presidents, or Executive Vice Presidents, as in the opinion of the Board the business of the company requires, a Treasurer and a Secretary. It may elect from time to time such additional officers as in its opinion are desirable for the conduct of the business of the company. Any number of offices may be held by the same person except that of President and Secretary; and except for the Chairman of the Board, no other officer need be a director.

        Section 2.    In its discretion, the Board of Directors, by the vote of a majority of the whole Board, may leave unfilled for any such period as it may fix by resolution any office except those of President, Treasurer and Secretary. Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officer, agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

        Section 3.    The Chairman of the Board of Directors, if elected, or failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws.

        Section 4.    The President shall be the chief executive and administrative officer of the company. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the company and over its several officers. He may appoint officers, agents, or employees, other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the company powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws.

        Section 5.    The Executive Vice President shall possess the power and may perform the duties of the President in his absence or disability and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

        Section 6.    The Vice Presidents shall have such powers and perform such duties as may be assigned to then by the Board of Directors or the President. In the absence or disability of the President and the Executive Vice President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

        Section 7.    The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or the directors or the stockholders upon whose requisition the meeting is called, as provided in these By-Laws. He shall record all proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors, or the President or any Executive Vice President, and attest the same. He shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

        Section 8.    The Board of Directors, or the Executive Committee, may appoint one or more Assistant Secretaries, each of whom shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the Executive Committee.

        Section 9.    The Treasurer shall perform such duties as may be assigned to him by the Board of Directors.

        Section 10.    In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

        Section 11.    Any officer may be removed, with or without cause, at any time by the Board of Directors then in office.

ARTICLE VII
Capital Stock

        Section 1.    Certificates for stock of the company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If certificates are signed by a Transfer Agent, acting in behalf of the company, and a Registrar, the signatures of the officers of the company may be facsimile.

        Section 2.    The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

        Section 3.    Shares of capital stock of the company shall be transferable on the books of the company only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

        Section 4.    In case any certificate for the capital stock of the company shall be lost, stolen, or destroyed, the company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

        Section 5.    The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

        Section 6.    The Board of Directors shall have power to close the stock transfer books of the company for a period of not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the company after any such record date fixed as herein provided.

ARTICLE VIII
General Provisions

        Section 1.    Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

        Section 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 3.    The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

        Section 4.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 5.    The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE IX
Resignations

        Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

ARTICLE X
Salaries

        The officers of the company shall receive such salaries as the Board of Directors shall from time to time direct. Any payments made to an officer or director of the corporation such as a salary, commission, reimbursement or expense, or otherwise, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. In lieu of payment by the officer or director as aforesaid, and subject to the termination of the directors, proportionate amount may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE XI
Amendment

        The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors unless reserved to the shareholders by the Articles of Incorporation. However, all notices, or waivers of notice of a meeting of the Board, or of the stockholders, in the event such power is reserved to the stockholders, shall include a statement of any proposed action with reference to the alteration, repeal, or amendment of any By-Laws.

AMENDMENT TO THE BYLAWS

OF

G & D, INC. dba STAR GUIDE CORPORATION

November 30, 2001

        WHEREAS, pursuant to Article XI of the Bylaws of G & D, Inc. dba Star Guide Corporation, a Colorado corporation (the "Corporation"), a Unanimous Written consent was adopted by the board of directors (the "Board of Directors") of the Corporation on January 12, 2000 amending Article IV, Section 2 of the Corporation's Bylaws to increase the size of the Board of Directors to six;

        WHEREAS, pursuant to the authority granted by Article XI, a Unanimous Written Consent was adopted by the Board of Directors of the Corporation on November 30, 2001 amending Article IV, Section 2 to decrease the size of the Board of Directors to three;

        NOW THEREFORE, the first sentence to Article VI, Section 2 of the Bylaws is amended to read as follows:

          "The Board of Directors shall consist of three in number."

The reminder of this Article IV, Section 2, shall remain the same as the original Bylaws.

* * *

        IN WITNESS WHEREOF, the foregoing Amendment to the Bylaws was adopted by the Board of Directors effective as of November 30, 2001.

/s/ STEVEN D. NEUMANN Steven D. Neumann, Secretary

QuickLinks

  Exhibit 3.52
RECORD OF PROCEEDINGS